UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 11, 2016

MULTI PACKAGING SOLUTIONS INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-37598	98-1249740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street Hamilton HM 11, Bermuda

(Address of principal executive offices) (Zip Code)

(441) 295-5950

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 11, 2016, Multi Packaging Solutions International Limited (“MPS”) issued a press release and posted an earnings call presentation to its website reporting its financial results for the second quarter ended December 31, 2015. Copies of the press release and the earnings call presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The information furnished with this Item 2.02, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

In the press release, the earnings call presentation and the conference call to discuss its financial results for the second quarter ended December 31, 2015, scheduled to be webcast at 5:00 P.M. on February 11, 2016, MPS presents, and will present, certain non-GAAP financial measures. MPS management believes that presenting these non-GAAP financial measures provides meaningful information to investors in understanding operating results and may enhance investors’ ability to analyze financial and business trends. In addition, MPS management believes that these non-GAAP financial measures allow investors to compare period to period results more easily by excluding items that could have a disproportionately negative or positive impact on results in any particular period. Non-GAAP measures are not a substitute for GAAP measures and should be considered together with the GAAP financial measures. Our non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 11, 2016.

99.2	Second Quarter Ended December 31, 2015 Earnings Call Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI PACKAGING SOLUTIONS INTERNATIONAL LIMITED
(Registrant)

Date: February 11, 2016	By:	/s/ William H. Hogan
William H. Hogan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 11, 2016.

99.2	Second Quarter Ended December 31, 2015 Earnings Call Presentation.